EXHIBIT 10.17
STANDARD INDUSTRIAL LEASE

1.	Basic Lease Provisions.

	1.1	Date:	July 14, 2004

	1.2	Landlord:	Nordhoff Industrial Complex, a California general partnership

	1.3	Tenant:	LuminentOIC Inc., a Delaware corporation

	1.4	Premises Address:	20550 Nordhoff Street, Chatsworth, California

	1.5	Approximate Leasable Area of Premises: (in square feet)	49,920

	1.6	Use:	Engineering, manufacture, assembly and distribution of electrical, telecommunications, computer and related products and associated office uses

	1.7	Term:	Ten (10) years

	1.8	Commencement Date:	July 14, 2004

	1.9	Monthly Base Rent:	July 14, 2004 through July 13, 2005:	$43,430.40;
			July 14, 2005 through July 13, 2006:	$44,733.31;
			July 14, 2006 through July 13, 2007:	$46,075.31;
			July 14, 2007 through July 13, 2008:	$47,457.57;
			July 14, 2008 through July 13, 2009:	$48,881.30;
			July 14, 2009 through July 13, 2010:	$50,347.74;
			July 14, 2010 through July 13, 2011:	$51,858.17;
			July 14, 2011 through July 13, 2012:	$53,413.91;
			July 14, 2012 through July 13, 2013:	$55,016.33; and
			July 14, 2013 through July 13, 2014:	$56,666.82.

	1.10	Base Rent Paid Upon Execution:	None

		Applied To:	N/A
(insert month(s))

	1.11	Security Deposit:	$37,939.20 (See Addendum)

	1.12	Real Estate Broker:

		Landlord:	None

		Tenant:	Julien J. Studley, Inc.

	1.13	Exhibits Attached to Lease:	Exhibit A — “Premises;” Exhibit B — “Form of HazMat Certificate;” Exhibit C — “Work Letter Agreement;” Exhibit D — “Addendum to Lease;” and Exhibit E — “Guaranty of Lease”; Exhibit F —“License Agreement (Satellite Dish)”

	1.14	Addresses for Notices:

		Landlord:	Nordhoff Industrial Complex
c/o Trail’s End Development Corporation
P.O. Box 3778
Mammoth Lakes, California 93546-3778
Attention: James J. Smith

		With a Copy to:	Mid Valley Properties
26901 Agoura Road, Suite 180
Calabasas Hills, California 91301
Attention: Julee Rich

		Tenant:	LuminentOIC Inc.
20550 Nordhoff Street
Chatsworth, California 91311
Attention: President

		Guarantor:	MRV Communications, Inc.
20415 Nordhoff Street
Chatsworth, California 91311
Attention: President

2. Premises.
     2.1 Acceptance. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the term of this Lease, subject to the terms, covenants and conditions of this Lease. The Premises is depicted on Exhibit “A” attached hereto and contains one or more buildings (collectively, the “Building”) and the other areas depicted on Exhibit “A” as being part of the Premises. Tenant accepts the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances and regulations, and all covenants, conditions, restrictions and easements recorded prior to the date hereof, and except as may be otherwise expressly provided herein, Landlord shall not be obligated to make any repairs or alterations to the Premises. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes.

3. Term and Commencement Date. The term and Commencement Date of this Lease are as specified in sections 1.7 and 1.8.
4. Use.
     4.1 Permitted Use. The Premises shall be used only for the purpose described in section 1.6 and for no other purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord makes no representation or warranty that Tenant’s use is permitted by applicable zoning laws or other laws and regulations. In no event shall any portion of the Premises be used for retail sales. Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises, without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord’s prior written consent, which may be given or withheld in Landlords sole discretion. Tenant shall not (a) permit any animals or pets to be brought to or kept in the Premises, (b) subject to Tenant’s rights under the License Agreement attached hereto as Exhibit “ F”, install any antenna dish or other device on the roof of the Building or outside of the Premises, (c) make any penetrations into the roof of the Building, (d) place loads upon floors, walls or ceilings in excess of the load such items were designed to carry, (e) place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or other items outside of the Building or (f) change the exterior of the Premises or the Building.
     4.2 Compliance With Laws. Tenant shall, at Tenant’s sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants, conditions, restrictions, easements, the recommendations of Landlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Premises; provided, however that to the extent that improvements or alterations are required to be made to the Landlord Repair items (as defined below) in order to comply with any such requirements, and such alterations are not necessitated by Tenant’s negligence or misuse, Landlord and not Tenant shall be responsible for such improvements and/or alterations. Tenant shall, at Tenant’s sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or persons or property within the vicinity of the Premises. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.
5. Rent.
     5.1 Base Rent. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off (except as expressly permitted in this Lease), monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date, Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant shall have no right at any time to abate, reduce, or set off any rent due hereunder except where expressly provided in this Lease.
     5.2 Audits. Any bill sent by Landlord to Tenant requesting payment for insurance costs or Real Property Taxes is hereinafter referred to as a “Statement”. If Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant’s sole expense, not later than one hundred eighty (180) days following receipt of such Statement, to cause Landlord’s books and records with respect to the calendar year which is the subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord’s regular business hours. Insurance costs and Real Property Taxes shall be appropriately adjusted based upon the results of such audit, and the results of such audit shall be final and binding upon Landlord and Tenant. Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time Tenant is in default under the Lease beyond any applicable notice and cure periods. The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant’s right to undertake an audit shall expire one hundred eighty (180) days after Tenant’s receipt of the Statement, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such one hundred eighty (180) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit the insurance costs or Real Property Taxes which are the subject of the Statement. If Tenant gives Landlord notice of its intention to audit a Statement, it must commence such audit within sixty (60) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord. If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. Tenant agrees that the results of any audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity. If any such audit reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall promptly reimburse Tenant the amount of such overcharge.
6. Security deposit. Subject to the provisions of Section 5 of the Addendum attached hereto, Tenant shall deliver to Landlord at the time it executes this Lease the security deposit set forth in section 1.11 as security for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease beyond applicable notice and cure periods, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant’s default, or to reimburse Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit. Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the term hereof, and in any event within thirty (30) days after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord’s damages in the event of Tenant’s default. Tenant hereby waives the provisions of any law which is inconsistent with this section.

7. Utilities.
     7.1 Payment. Tenant shall pay for all water, gas, electricity, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used at the Premises (collectively “Services”), together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall contract directly with all providers of Services. Tenant agrees to limit use of water and sewer for normal restroom use and nothing herein contained shall impose upon Landlord any duty to provide sewer or water usage for other than normal restroom usage.
     7.2 Interruptions. Tenant shall be solely responsible for obtaining all Services, and Landlord shall have no liability to Tenant if Tenant is unable to obtain Services for any reason Including, but not limited to, repairs, replacements or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Premises, by any accident, casualty or event arising from any cause whatsoever, by act, negligence or default of Tenant or any other person or entity, or by any other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease except as set forth in section 7.3 below; provided, however, the forgoing shall not release Landlord from liability arising out of the gross negligence or willful misconduct of Landlord and Landlord’s employees, agents and contractors. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for Injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to Tenant’s Inability to obtain Services, unless caused by the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents and contractors.
     7.3 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or ten (10) days in any twelve (12) month period (the “Eligibility Period”) as a result of (a) any repair, maintenance or alteration performed by Landlord to the Premises after the Commencement Date and required by the Lease, which substantially interferes with Tenant’s use of the Premises, (b) substantial interference with Tenant’s access to the Premises, or (c) any failure to provide Services due to Landlord’s negligence or default, then Tenant’s rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence.
8. Real and Personal Property Taxes.
     8.1 Payment of Taxes. Tenant shall pay to Landlord during the term of this Lease, in addition to Base Rent all “Real Property Taxes” (as defined below). Real Property Taxes shall be payable by Tenant by the later of (i) twenty (20) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord, and (II) ten days prior to the date such Real Property Taxes are due and payable. At Landlord’s option, however, Landlord may, from time to time, reasonably estimate what Real Property Taxes will be, and the same shall be payable by Tenant monthly during each calendar year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord’s estimate of Real Property Taxes, Landlord shall use its best efforts to deliver to Tenant within one hundred eighty (180) days after the expiration of each calendar year a reasonably detailed statement (the “Statement”) showing the Real Property Taxes incurred during such year. Landlord’s failure to deliver the Statement to Tenant within said period shall not constitute Landlord’s waiver of its right to collect said amounts or otherwise prejudice Landlord’s rights hereunder. If Tenant’s payments under this section during said calendar year exceed the Real Property Taxes as indicated on the Statement, Tenant shall be entitled to credit the amount of such overpayment against the Base Rent next falling due. If Tenant’s payments under this section during said calendar year were less than Real Property Taxes as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last calendar year for which Tenant is responsible for Real Property Taxes, notwithstanding that the Lease term may have terminated before the end of such calendar year; and this provision shall survive the expiration or earlier termination of the Lease.
     8.2 Definition of Real Property Tax. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds Imposed on the Premises or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in any portion thereof. Real Property Taxes shall not Include income, inheritance, gift, excise, corporate, partnership, transfer and documentary taxes. If Landlord receives a refund of Real Property Taxes previously paid by Tenant, Landlord shall refund such refund to Tenant.
     8.3 Personal Property Taxes. Tenant shall pay prior to delinquency ail taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises. If any of Tenant’s personal property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant by the later of: (i) twenty (20) days after a reasonably detailed written statement from Landlord setting forth the taxes applicable to Tenant’s property, and (ii) ten (10) days prior to the date such taxes are due and payable.
9. Insurance.
     9.1 Insurance-Tenant.
          (a) Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord’s reasonable discretion, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single-limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional Insured-Managers and Landlords of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.
          (b) Tenant shall obtain and keep in force during the term of this Lease “all-risk” extended coverage property insurance with coverages acceptable to Landlord, In Landlord’s reasonable discretion. Said Insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant’s personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant’s trade fixtures and Tenant’s other property. By way of example, and not limitation, such policies shall provide protection against any peril included within the classification “fire and extended coverage “against vandalism and malicious mischief, theft sprinkler leakage. Tenant shall not be obligated to purchase insurance for earthquake damage and flood damage.
          (c) Tenant shall, at all times during the term hereof, maintain in effect workers’ compensation insurance as required by applicable law and business interruption and extra expense insurance satisfactory to Landlord.
          (d) Notwithstanding any rights of Landlord to approve insurance coverages and amounts, Landlord acknowledges that the insurance currently carried by Tenant satisfies Tenant’s obligations under this section 9.1 as of the date of this Lease.
     9.2 Insurance-Landlord.
          (a) Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Premises.
          (b) Landlord shall also obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises In the amount of not less than one hundred percent (100%) of the full replacement cost thereof, as determined by Landlord from time to time. The terms and conditions of said policies and the perils and covered thereby shall be determined by Landlord, from time to time, in Landlord’s reasonable discretion but shall include, at a minimum, protection against any peril included within the classification “fire and extended coverage”. In addition, at Landlord’s option, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental interruption insurance (not to exceed twelve (12) months’ rent), with loss payable to Landlord, which insurance shall, at Landlords option, also cover all Real Property Taxes. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may reasonably determine. Tenant shall pay at Tenant’s sole expense any increase in the property insurance premiums for the Premises over what was payable immediately prior to the increase to the extent the Increase is specified by Landlord’s insurance carrier as being caused by the nature of Tenant’s occupancy or any act or omission of Tenant.
          (c) Tenant shall pay for all insurance purchased by Landlord pursuant to this section 9.2 in the same manner as Tenant pays Real Property Taxes. Landlord shall provide Tenant with a certificate of insurance evidencing Landlord’s coverage and an Itemized statement of the insurance premium for such coverage.
     9.3 Insurance Policies. Tenant shall deliver to Landlord certificates of the insurance policies required under section 9.1 within fifteen (15) days prior to the Commencement Date of this Lease. Tenant’s insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant’s insurance policies shall be issued by insurance companies authorized to do business in the state in which the Premises is located, and said companies shall maintain during the policy term a “General Policyholder’s Rating” of at least A-and a financial rating of at least “Class VIII” (or such other rating as may be required by any lender having a lien on the Premises) as set forth in the most recent edition of “Best Insurance Reports,” All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose Insurance shall be considered excess insurance only. Landlord and, at Landlord’s option, the holder of any mortgage or deed of trust encumbering the Premises and any person or entity managing the Premises on behalf of Landlord, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by section 9.1 above. Tenant’s insurance policies shall not include deductibles in excess of Fifty Thousand Dollars ($50,000).
     9.4 Waiver of Subrogation. Landlord waives any and all rights of recovery against Tenant, Tenant’s employees and agents for or arising out of damage to, or destruction of, the Premises to the extent that Landlord’s insurance policies then in force or the insurance policies Landlord is required to obtain by section 9.2 (whether or not the insurance Landlord is required to obtain by section 9.2 is then in force and effect), whichever is broader, Insure against such damage or destruction. Landlord’s waiver shall not relieve Tenant from liability under section 18 below except to the extent Landlord’s insurance company actually satisfies Tenants obligations under section 18 in accordance with the requirements of section 18. Tenant waives any and all rights of recovery against Landlord, Landlord’s employees and agents for liability or damages to the extent that such liability or damage is covered by Tenant’s insurance policies then in force or the insurance policies Tenant Is required to obtain by Section 9.1 (whether or not the insurance Tenant is required to obtain by section 9.1 is then in force and effect), whichever is broader. Landlord’s and Tenant’s waiver shall not be limited by the amount of insurance then carried by Landlord and Tenant or the deductibles applicable thereto. Each party shall cause the insurance policies it obtains in accordance with this section 9 that insure against damage or destruction of property to provide that the insurance company waives all right of recovery by subrogation against the other party in connection with any liability or damage covered by the applicable insurance policy.
     9.5 Coverage. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant’s property or Tenant’s obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant’s obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.
10. Landlord’s repairs. Landlord shall maintain, at Landlord’s expense, only the structural elements of the roof of the Building (excluding the roof membrane), the structural soundness of the foundation of the Building and the structural elements of the exterior walls of the Building (collectively, the “Landlord Repair Items”). Tenant shall reimburse Landlord for the cost of any maintenance, repair or replacement of the foregoing necessitated by Tenant’s misuse, negligence, alterations to the Premises or any breach of Its obligations under this Lease. By way of example, and not limitation, the term “exterior walls” as used in this section shall not include windows, glass or plate glass, doors or overhead doors, special store fronts dock bumpers, dock plates or levelers, or office entries. Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this section, after which Landlord shall have a reasonable time in which to commence and diligently complete the repair. Nothing contained in this section shall be construed to obligate Landlord to seal or otherwise maintain the surface of any foundation, floor or slab. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.
11. Tenant’s repairs.
     11.1 Obligations of Tenant. Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises (except those listed as Landlord’s responsibility in section 10 above) in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, skylights, roof membranes, any special store front or office entry, walls and finish work, floors and floor coverings, heating and air conditioning systems, dock boards, bumpers, plates, seals, levelers and lights, plumbing work and fixtures (including periodic backflow testing), electrical systems, lighting facilities and bulbs, sprinkler systems, alarm systems, fire detection systems, termite and pest extermination, parking lots, asphalt, curbs, gutters, fencing, landscaped areas, irrigation systems, light standards, gates, tenant signage and regular removal of trash and debris. Tenant shall notify Landlord in writing prior to making any repair or performing any maintenance pursuant to this section, and Landlord shall have the right to reasonably approve the contractor Tenant shall use to make any repair or to perform any maintenance on the roof, heating, ventilation and air conditioning systems (“HVAC”), plumbing systems, electrical systems, sprinkler systems, fire alarm systems or fire detection systems located at the Premises; provided, however, that (a) Tenant shall have the right to perform routine repairs and maintenance in the Premises without notifying Landlord provided that the routine maintenance item (i) is not a Landlord Repair Item and (ii) will not cost of more than Five Thousand Dollars ($5,000) and (b) Tenant shall have the right to begin an emergency repair if such repair is necessary to prevent imminent damage to persons or property without notifying Landlord provided that Tenant notifies Landlord that it has commenced the emergency repair as soon as is reasonably possible. Tenant shall not paint or otherwise change the exterior appearance of the Premises without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion, if Tenant fails to keep the Premises in good condition and repair, Landlord may, but shall not be obligated to, after providing Tenant with written notice and a reasonable time to complete the applicable repairs, make any necessary repairs. If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within tan (10) days after demand by Landlord.
     11.2 Maintenance Contracts. Tenant shall enter into regularly scheduled preventative maintenance/service contracts for some or all of the following: the HVAC units servicing the Premises, the sprinkler, fire alarm and fire detection systems servicing the Premises, backflow testing for the plumbing servicing the Premises, landscaping and for the roof membrane of the Premises (the “Maintenance Contracts”). The Maintenance Contracts shall include maintenance services satisfactory to Landlord, in Landlord’s reasonable discretion. Tenant shall pay the cost of the Maintenance Contracts at Tenant’s sole cost and expense.
12. Alterations and Surrender.
     12.1 Consent of Landlord. Tenant shall have the right, upon ten (10) days prior written notice to Landlord, to make alterations (“Permitted Alterations”) to the inside of the Premises (e.g., paint and carpet, communication systems, telephone and computer system wiring) that do not (i) involve the expenditure of more than $15,000 in any one year and $60,000 over the term of this Lease; (it) affect the exterior appearance of the Building or the roof, (iii) affect the Building’s electrical, plumbing, HVAC, life, fire safety or similar Building systems or the structural elements of the Building or (iv) affect the parking areas. The $15,000 and the $60,000 amounts described above shall apply separately to each consecutive five year period during the term of the Lease (e.g., such amounts shall be separately applied to the period beginning July 14, 2004 and ending July 13, 2009 and the period beginning July 14, 2009 and ending July 13, 2014). Except with respect to Permitted Alterations, Tenant shall not, without Landlord’s prior written consent, which may be given or withheld in Landlord’s reasonable discretion, make any alterations, Improvements, additions, utility installations or repairs (hereinafter collectively referred to as “Non-Permitted Alterations”) in, on or about the Premises. References in this Lease to “Alterations” shall mean both Permitted Alterations and Non-Permitted Alterations. At the expiration of the term, Tenant shall remove all Alterations installed by Tenant and shall restore the Premises and the Project to their prior condition, at Tenant’s expense if, at the time of Landlord’s consent, Landlord did not agree that Tenant would not be obligated to remove the Alterations. Within ten (10) days after Tenant provides to Landlord a written notice requesting Landlord’s decision concerning the removal of proposed Alterations (a “Tenant Notice”), Landlord shall respond to Tenant’s request. If Landlord fails to respond to Tenant’s request within ten (10) days after Landlord receives a Tenant Notice, Tenant may give Landlord a second written notice (a “Second Notice”) again requesting Landlord’s decision concerning the removal of the Alterations. The Second Notice shall expressly state that Landlord’s failure to respond to the Second Notice within five (5) business days will be deemed Landlord’s election pursuant to this section 12.1 of the Lease not to require Tenant to remove the Alterations at the end of the term of this Lease. If Landlord fails to respond to Tenant’s Second Notice within such five (5) business day period, Landlord shall be deemed to have elected not to require Tenant to remove the Alterations at the end of the term of this Lease. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such architect and contractor as has been reasonably approved by Landlord. In addition, if Landlord supervises the construction of the Alterations at the request of Tenant, Tenant shall pay to Landlord a fee equal to three percent (3%) of the hard costs incurred in connection with the construction of the Alterations to compensate Landlord for the overhead and other costs it incurs in supervising the construction of the Alterations. If Landlord approves the Alterations but does not supervise the construction of the Alterations, Tenant shall reimburse Landlord for Landlord’s actual out-of-pocket costs in reviewing the plans for the Alterations and in monitoring the construction of the Alterations. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alternations. In the event Tenant makes any Alterations, upon Landlord’s written request, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, “builders all risk” insurance In an amount approved by Landlord, workers compensation insurance and any other insurance reasonably requested by Landlord.
     12.2 Permits. Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, and if the Alterations will modify the location of existing improvements, with plans and specifications which are sufficiently detailed to obtain a building permit. If Landlord consents to an Alteration that requires a building permit under applicable law, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises if the Alterations will modify the location of existing improvements.
     12.3 Mechanics Liens. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not lass than one and one-half times the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Premises from the effect of such lien. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in such action.
     12.4 Notice. Tenant shall give Landlord not less than ten (10) days’ advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises.
     12.5 Surrender. All Alterations made by Tenant to the Premises shall be the property of Tenant, but shall be considered to be a part of the Premises. Except as provided above, Tenant shall remove all Alterations prior to the end of the term of this Lease and any damages caused by such removal shall be repaired at Tenant’s sole expense. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises (including, but not limited to, all doors, windows, floors and floor coverings, skylights, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, electrical systems, lighting facilities, sprinkler systems, fire detection systems and nonstructural elements of the exterior walls, foundation and roof (collectively the “Elements of the Premises”)) to Landlord In the same condition as received, ordinary wear and tear and casualty damage excepted, clean and free of debris and Tenant’s personal property, trade fixtures and equipment. Tenant’s personal property shall include all computer wiring and cabling installed by Tenant. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant’s trade fixtures, furnishings and equipment. Damage to or deterioration of any Element of the Premises or any other item Tenant is required to repair or maintain at the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. If the Premises are not surrendered at the expiration of the term or earlier termination of this Lease in accordance with the provisions of this section, at Landlord’s option, Tenant shall continue to be responsible for the payment of Base Rent and all other amounts due under this Lease until the Premises are so surrendered in accordance with said provisions.
     12.6 Failure of Tenant to Remove Property. If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property, in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.
13. Damage and Destruction.
     13.1 Effect of Damage or Destruction. If all or part of the Premises is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Materials (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as “damages”), but the damages are not material (as defined in section 13.2 below), Landlord shall repair the damages to the Premises as soon as is reasonably possible, and this Lease shall remain in full force and effect. If the Premises are destroyed or all or part of the Premises is materially damaged (as defined in section 13.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Premises or to terminate this Lease. Landlord shall within sixty (60) days after the discovery of such material damage or destruction notify Tenant in writing of Landlord’s intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord’s election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Premises after material damage or destruction, but in good faith determines that a the Premises cannot be substantially repaired within two hundred seventy (270) days after the date of the discovery of the material damage or destruction, without payment of overtime or other premiums, and the damage to the Premises will render a substantial portion of the Premises unusable during said two hundred seventy (270) day period, Landlord shall notify Tenant thereof in writing at the time of Landlord’s election to rebuild or repair (along with an estimated completion date), and Tenant shall thereafter have a period of fifteen (15) days within which Tenant may elect to terminate this Lease, upon thirty (30) days’ advance written notice to Landlord. Tenant’s termination right described in the preceding sentence shall not apply if the damage was caused by the gross negligence or willful misconduct of Tenant or its employees, agents, contractors or invitees. Failure of Tenant to exercise said election within said fifteen (15) day period shall constitute Tenant’s agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure Events. Tenant shall also have the right to terminate this Lease in the event that, notwithstanding Landlord’s good faith estimate that the Premises can be substantially repaired within two hundred seventy (270) days after the date of damage or destruction, the Premises are not in fact substantially repaired within such two hundred seventy (270) day period (as extended by Force Majeure Events). Tenant shall provide Landlord with written notice of its election to terminate this Lease because the repairs are not completed in two hundred seventy (270) days within fifteen (15) days after the two hundred seventieth (270th) day. Failure of Tenant to exercise said election within said fifteen (15) day period shall constitute Tenant’s agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure Events. If Landlord is unable to repair the damage to the Premises during such two hundred seventy (270) day period due to Force Majeure Events, the two hundred seventy (270) day period shall be extended by the period of delay caused by the Force Majeure Events. Subject to section 13.3 below, if Landlord or Tenant terminates this Lease in accordance with this section 13.1, Tenant shall continue to pay all Base Rent and other amounts due hereunder which arise prior to the date of termination. Tenant shall also have the right to terminate this Lease if damage occurs to the Premises during the last twelve (12) months of the Lease term, such damage renders a substantial portion of the Premises unusable, and such damage cannot be substantially repaired within sixty (60) days. Tenant’s termination right described in the previous sentence shall be exercised by providing Landlord with written notice within fifteen (15) days after the occurrence of the damage.
     13.2 Definition of Material Damage. Damage to the Premises shall be deemed material if, in Landlord’s reasonable judgment, the uninsured cost of repairing the damage will exceed Three Hundred Thousand Dollars ($300,000). Damage to the Premises shall also be deemed material if (a) the Premises cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Premises requires that insurance proceeds available to repair the damage in excess of Three Hundred Thousand Dollars ($300,000) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the Lease term and cannot be substantially repaired within thirty (30) days.
     13.3 Abatement of Rent. if Landlord elects or is obligated to repair damage to the Premises and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, Tenant’s Base Rent shall be abated until the repairs are completed in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business. Notwithstanding the foregoing, there shall be no abatement of Base Rent by reason of any portion of the Premises being unusable or inaccessible for a period equal to five (5) consecutive business days or less.
     13.4 Tenant’s Acts. If such damage or destruction occurs as a result of the gross negligence or willful misconduct the intentional acts of Tenant or Tenant’s employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, Tenant shall pay, at Tenant’s sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.
     13.5 Tenant’s Property. Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively “Tenant’s property”) located at the Premises. Tenant shall repair or replace all of Tenant’s property at Tenant’s sole cost and expense. Tenant acknowledges that it is Tenant’s sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant’s property.
     13.6 Waiver. Landlord and Tenant hereby waive the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.
14. Condemnation. If any portion of the Premises is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises is taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant’s business conducted from the Premises, and said taking lasts for ninety (90) days or more, Tenant shall have the option to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than ninety (90) days, Tenant’s rent shall be abated during said period but Tenant shall not have the right to terminate this Lease, if Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. If such condemnation will materially and adversely affect the use of the Building and said taking lasts for ninety (90) days or more, Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises, Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage for good will, Tenant’s removable personal property and for moving expenses. In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Premises, Landlord shall repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. This section, not general principles of law or California Code of Civil Procedure sections 1230.010 et seq., shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of all or any portion of the Premises.
15. Assignment and Subletting.
     15.1 Landlord’s Consent Required. Subject to the provisions of Section 6 of the Addendum attached hereto, Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises (hereinafter collectively a “Transfer”) without Landlord’s prior wntten consent, which shall not be unreasonably withheld. Landlord shall respond to Tenant’s written request for consent hereunder within thirty (30) days after Landlord’s receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease. Tenant’s written request for Landlord’s consent shall include, and Landlord’s thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant for the past year prepared in accordance with generally accepted accounting principles, (b) (intentionally deleted) (c) intentionally deleted(d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease (provided that this item may be negotiated by Tenant and the transferee following receipt of Landlord’s consent and submitted to Landlord for approval thereafter), (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, (h) a reasonably detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises, and (i) a Hazardous Materials Disclosure Certificate substantially in the form of Exhibit B attached hereto (the “Transferee HazMat Certificate”). If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant’s written request shall not be considered complete until the information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor. “Transfer” shall also include the transfer (a) if Tenant is a corporation, and Tenant’s stock is not publicly traded over a recognized securities exchange, of more than fifty percent (50%) of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership, limited liability company, limited liability partnership or other entity, of more than fifty percent (50%) of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership, limited liability company, limited liability partnership or other entity. Tenant’s sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent; in no event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease.
     15.2 Intentionally deleted.
     15.3 Standard For Approval. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this section 15. Tenant acknowledges and agrees that each requirement, term and condition in this section 15 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this section 15 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord’s reasonable judgment, a proposed assignee or subtenant is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee’s or subtenant’s business will impose a burden on the Premises’ parking facilities or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (d) (intentionally deleted) (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (f) the use of the Premises by the proposed assignee or subtenant will not be a use permitted by this Lease; (g) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (h) Tenant is in default as defined in section 16 at the time of the request beyond any applicable notice and cure periods; (i) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender; (j) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (k) the assignment or sublease will result in there being more than two subtenants of the Premises; or (I) the assignee or subtenant will use, store or handle Hazardous Materials in or about the Premises of a type, nature, quantity not acceptable to Landlord, in Landlord’s reasonable discretion.
     15.4 Additional Terms and Conditions. The following terms and conditions shall be applicable to any Transfer:
          (a) Regardless of Landlord’s consent (unless otherwise agreed by Landlord in writing), no Transfer shall release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.
          (b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

          (c) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord’s right to exercise its rights and remedies for the breach of any of the terms or conditions of this section 15.
          (d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to. any subsequent or successive Transfer by an assignee or subtenant. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.
          (e) In the event of any default under this Lease beyond any applicable notice and cure periods, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.
          (f) Landlord’s written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then-existing default.
          (g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord’s election, render Landlord’s consent null and void.
          (h) Landlord shall not be liable under this Lease or under any sublease to any subtenant.
          (i) No assignment or sublease may be modified or amended without Landlord’s prior written consent.
          (j) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or Inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.
          (k) At Landlord’s request, Tenant shall deliver to Landlord, Landlord’s standard consent to assignment or consent to sublease agreement, as applicable, executed by Tenant, the assignee and the subtenant, as applicable.
     15.5 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
          (a) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant’s obligations under this Lease (beyond any applicable notice and cure periods), Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease (beyond any applicable notice and cure periods), to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to Inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary.
          (b) In the event Tenant shall default in the performance of its obligations under this Lease (beyond any applicable notice and cure periods), Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.
     15.6 Transfer Premium from Assignment or Subletting. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent one-half of the following amounts (such one-half being referred to hereinafter as the “Transfer Premium”): all amounts received by Tenant from a subtenant or assignee in excess of the amounts payable by Tenant to Landlord hereunder. The Transfer Premium shall be reduced by one-half of the reasonable brokerage commissions, tenant improvement costs and legal fees actually paid by Tenant in order to assign the Lease or to sublet a portion of the Premises. “Transfer Premium” shall include one-half of all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per-leasable-square-foot basis. “Transfer Premium” shall also include, but not be limited to, one-half of all key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair-market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer.
     15.7 Intentionally deleted.
     15.8 Landlord’s Expenses. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord’s reasonable costs and expenses Incurred in connection therewith, including, but not limited to, attorneys’, architects’, accountants’, engineers’ or other consultants’ fees; provided, however, Landlord shall not be entitled to recover more than Two Thousand Five Hundred Dollars ($2,500.00) of attorneys’ fees with respect to any one Transfer.
16. Default; Remedies.
     16.1 Default by Tenant. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a material default by Tenant under this Lease and that said default shall give Landlord the rights described in section 16.2. Landlord or Landlord’s authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.
          (a) Tenant’s failure to make any payment of Base Rent, Real Property Taxes or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this section 16.1(a).
          (b) Intentionally deleted.
          (c) The failure of Tenant to comply with any of its obligations under sections 4, 9, 11, 12, 15, 18, 23, 25 and 26 where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within twenty (20) days following written notice from Landlord to Tenant. In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this section 16.1(c).
          (d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in sections 16.1(a), (b) and (c), above), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s nonperformance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this section 16.1(d).
          (e) (i) The making by Tenant or any guarantor of Tenant’s obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant. In the event that any provision of this section 16.1(e) is unenforceable under applicable law, such provision shall be of no force or effect.
          (f) The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant’s obligations hereunder, was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.
          (g) If Tenant is a corporation, partnership, limited liability company or similar entity, the dissolution or liquidation of Tenant.
          (h) If Tenant’s obligations under this Lease are guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor’s refusal to honor the guaranty, or (v) a guarantor’s breach of its guaranty obligation on an anticipatory breach basis.
     16.2 Remedies.
          (a) In the event of any material default or breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:
               (i) terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord. The “worth at time of award” of the amounts referred to in section 16.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in section 16.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.(1%). For purposes of this section 16.2(a)(i), “rent” shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.
               (ii) maintain Tenant’s right of possession, in which event Landlord shall have the remedy described in California Civil Code section 1951.4 which permits Landlord to continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due. In the event Landlord elects to continue this Lease in effect, Tenant shall have the right to sublet the Premises or assign Tenant’s interest In the Lease subject to the reasonable requirements contained in section 15 of this Lease and provided further that Landlord shall not require compliance with any standard or condition contained in section 15 that has become unreasonable at the time Tenant seeks to sublet or assign the Premises pursuant to this section 16.2(a)(ii).
               (iii) collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant’s obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.
               (iv) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.
          (b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term of the Lease or by reason of Tenant’s occupancy of the Premises.
          (c) If Tenant abandons or vacates the Premises following a default by Tenant under this Lease beyond any applicable notice or cure period, Landlord may re-enter the Premises, and such re-entry shall not be deemed to constitute Landlord’s election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.
          (d) Landlord waives the right to recover punitive damages from Tenant.
     16.3 Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to damages and/or an injunction. Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default. Except as may be otherwise provided in this Lease, this Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord’s performance shall be extended for the period of any such delay.
     16.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Premises. Accordingly, if any installment of Base Rent or any other sum due from Tenant shall not be received by Landlord within five (5) days after such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such overdue amount; provided, however, that Landlord shall waive the late charge one (1) time during each calendar year of the term of this Lease if Tenant pays all overdue sums within five (5) days after receipt of written notice by Landlord to Tenant advising Tenant that such payment is overdue. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including the assessment of interest under section 16.5.
     16.5 Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.
     16.6 Payment of Rent and Security Deposit after Default. If Tenant fails to pay Base Rent or any other monetary obligation due hereunder on the date it is due, after Tenant’s third failure in any twelve (12) month period to pay any monetary obligation on the date it is due, at Landlord’s option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashier’s check, and Tenant shall, upon demand, provide Landlord with an additional security deposit equal to three (3) months’ Base Rent. If Landlord has required Tenant to make said payments by cashier’s check or to provide an additional security deposit, Tenant’s failure to make a payment by cashier’s check or to provide the additional security deposit shall be a material default hereunder.
     16.7 Repairs by Tenant.
          (a) Generally. Notwithstanding anything to the contrary contained in the Lease, if Tenant provides written notice to Landlord that an event or circumstance has occurred which requires Landlord to complete a repair at the Premises, and Landlord fails to begin taking the actions necessary to complete such repair within thirty (30) days after the receipt of such notice (or immediately in the event of an emergency that poses imminent danger to persons or property) and to thereafter diligently proceed to complete such repair, then, subject to the terms and conditions set forth below, Tenant may proceed to make the repair ten (10) days after Tenant gives Landlord an additional written notice specifying that Tenant intends to make the repair, and if such repair was required under the terms of the Lease to be made by Landlord, then Tenant shall be entitled to reimbursement by Landlord of Tenant’s reasonable costs and expenses in making such repair. If Tenant makes a repair, and such repair will effect the Building’s life/safety system, HVAC system, elevator system, electrical system, plumbing system, or the structural Integrity of the Building, Tenant shall utilize the services of the contractors used by Landlord to provide such services or, if Tenant is unable to determine which contractors Landlord uses to provide such services after diligent inquiry, a qualified, experienced and solvent contractor that regularly performs similar work in similar buildings in Carlsbad, California. If Landlord was obligated to perform such repair, Landlord shall reimburse Tenant for the reasonable cost of the repair within thirty (30) days after receiving reasonable evidence of the repair made, its cost and mechanics lien releases from all contractors making the repair. Nothing contained herein shall be deemed to give Tenant the right to take any action or to make any repair in any Common Area or the right to modify the structure, layout or design of the Building. In addition, Tenant shall not have the right to make any repair pursuant to this section, unless such repair is necessary to remedy a problem which substantially and adversely effects Tenant’s use of the Premises. All repairs made by Tenant shall be made in accordance with all applicable laws, and Landlord shall not be responsible for any defective work performed by Tenant or contractors hired by Tenant. Subject to Tenant’s right to reimbursement hereunder, Tenant shall pay all costs incurred with respect to any actions or repairs made by Tenant and shall pay all claims for labor and materials furnished to Tenant as and when due. Finally, all notices provided by Tenant to Landlord pursuant to this section shall also, at Landlord’s request, be provided to any lender or other person designated by Landlord; provided, however, that Landlord provides the address of such person or entity to Tenant.
          (b) Arbitration. In the event Landlord disputes whether Tenant is entitled to reimbursement under section 16.7(a), Landlord or Tenant shall have the right to commence a reference proceeding as provided below. If it is determined pursuant to such proceeding that Tenant is entitled to reimbursement under section 16.7(a), then Landlord shall within ten (10) days following such determination, reimburse Tenant for the reasonable cost of such repair as determined pursuant to such action, plus interest thereon at ten percent (10%) per annum from the date of Tenant’s expenditure until Landlord’s reimbursement. The reference shall take place before a referee pursuant to the provisions of California Code of Civil Procedure Section 638 et seq., and the determination to be made shall be binding upon the parties as if tried before a court or jury. The parties agree specifically as to the following:
               (i) Within five (5) business days after service of a demand by a party hereto, the parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and then report a finding or judgment thereon. If the parties are unable to agree upon a referee either party may seek to have one appointed, pursuant to California Code of Civil Procedure Section 640, by the presiding judge of the Los Angeles County Superior Court.
               (ii) The compensation of the referee shall be such charge as is customarily charged by the referee for like services. The cost of such proceedings shall initially be borne equally by the parties. However, the prevailing party in such proceedings shall be entitled, in addition to all other costs, to recover its contribution for the cost of the reference as an item of damages and/or recoverable costs.
          (iii) If a reporter is requested by either party, then a reporter shall be present at all proceedings, and the fees of such reporter shall be borne by the party requesting such reporter. Such fees shall be an item of recoverable costs. Only a party shall be authorized to request a reporter.
          (iv) The referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard. Notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee.
          (v) The referee’s decision under California Code of Civil Procedure Section 644, shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State of California.
          (vi) The parties agree that they shall In good faith endeavor to cause any such dispute to be decided within four (4) months. The date of hearing for any proceeding shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee.
17. Landlord’s Right to Cure Default; Payments by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of rent (except as may be permitted herein). If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but shall not be obligated to, after five (5) days’ prior written notice to Tenant (such notice to be given after and in addition to the notice and cure periods set forth in section 16.1 above), make any such payment or perform any such act on Tenant’s behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this section.
18. Indemnity. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the “Indemnified Parties”) from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, cost of consultants and experts, reasonable attorneys fees, court costs and other reasonable legal expenses, effects of environmental contamination, cost of environmental testing, removal, remediation and/or abatement of Hazardous Materials (as said term are defined below), Insurance policy deductibles and other expenses (hereinafter collectively referred to as “Damages”) arising out of or related to an indemnified Matter (as defined below). For purposes of this section, an “Indemnified Matter” shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Tenant’s or its employees’, agents’, contractors’ or invitees’ (all of said persons or entities are hereinafter collectively referred to as “Tenant Parties”) use or occupancy of the Premises, (b) any act, omission or neglect of a Tenant Party, (c) (intentionally deleted) (d) the existence, use or disposal of any Hazardous Materials brought on to the Premises by a Tenant Party or (e) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Tenant’s obligations hereunder shall include, but shall not be limited to (f) compensating the Indemnified Parties for Damages arising out of Indemnified Matters within thirty (30) days after written demand from an Indemnified Party and (g) providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant’s sole expense, within twenty (20) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. If Tenant is obligated to compensate an Indemnified Party for Damages arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages, and Tenant shall, upon thirty (30) days, advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord. The Indemnified Parties need not first pay any Damages to be indemnified hereunder. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant’s obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination. Notwithstanding anything to the contrary contained in this section, Tenant shall not be obligated to indemnify an Indemnified Party from liability to the extent such liability arises out of the Indemnified Party’s negligence or willful misconduct.
19. Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant. Tenant’s employees, agents, contractors or invitees, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Premises, negligent security measures, bombings or bomb scares. Hazardous Materials, fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Premises, and regardless of whether the cause of the damage or injury arises out of Landlord’s or its employees’, agents’ or contractors’ negligent or intentional acts. Landlord shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Premises. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant’s property or business or injury to persons in, upon or about the Premises arising from any cause, including Landlord’s negligence or the negligence of its employees, agents or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, its employees, agents and contractors. Notwithstanding anything herein to the contrary, except to the extent covered by Tenant’s insurance and waiver of subrogation provided in the Lease, the limitations on Landlord’s liability contained in this section 20 shall not apply to injury or damage which results from the gross negligence or willful misconduct of Landlord, its agents, employees, contractors, subcontractors or assigns.
20. Landlord’s Liability. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Premises and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease; and Tenant hereby agrees to look solely to Landlord’s transferee for the performance of Landlord’s obligations hereunder after the date of the transfer. Upon such a transfer. Landlord shall, at its option, return Tenant’s security deposit to Tenant or transfer Tenant’s security deposit to Landlord’s transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Premises, Tenant agrees to look solely to Landlord’s equity interest in the Premises (and any proceeds from the sale thereof) for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord’s failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord’s obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.
21. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion. Notwithstanding the forgoing, Landlord hereby approves the existing monument sign at the Premises. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for signs and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.
22. Broker’s Fee. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in section 1.12, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party. The commission payable to Landlord’s broker with respect to this Lease shall be pursuant to the terms of the separate commission agreement in effect between Landlord and Landlord’s broker. Landlord’s broker shall pay a portion of its commission to Tenant’s broker, if so provided in any agreement between Landlord’s broker and Tenant’s broker. Nothing in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s broker.
23. Estoppel Certificate.
     23.1 Delivery of Certificate. Tenant shall from time to time, upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant’s knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, If any, have been completed in accordance with Landlord’s obligations, and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.
     23.2 Failure To Deliver Certificate. At Landlord’s option, the failure of Tenant to deliver such statement within such time shall constitute a material default of Tenant hereunder, or it shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance, (c) not more than one month’s Base Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations, and (e) Tenant has taken possession of the Premises.
24. Financial Information. So long as all of the following conditions are satisfied, Tenant shall have no obligation to provide Landlord with financial statements or other information pursuant to this section: (a) MRV Communications, Inc. (“MRV”) is the guarantor of Tenant’s obligations under this Lease, (b) MRV’s stock is traded on the New York Stock Exchange and (c) not less than fifty percent (50%) of Tenant’s stock is owned by MRV Communications, Inc. Except as otherwise provided above, from time to time, at Landlord’s request, but not more often than once in any twelve (12) month period (provided, however, Landlord shall be entitled to receive such information at any time such information is requested by a lender or purchaser of the Premises) Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than ten (10) days advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant’s financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor’(s) financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principals consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant from any credit reporting company.
25. Environmental Matters/Hazardous Materials.
     25.1 Hazardous Materials Disclosure Certificate. Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit B. Tenant covenants, represents and warrants to Landlord that the information in the initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, upon Landlord’s written request, deliver to Landlord an executed Hazardous Materials Disclosure Certificate (the “HazMat Certificate”) describing Tenant’s then-present use of Hazardous Materials on the Premises, and any other reasonably necessary documents and information as requested by Landlord. The HazMat Certificates required hereunder shall be in substantially the form attached hereto as Exhibit B.
     25.2 Definition of Hazardous Materials. As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws (defined below); (b) petroleum, petroleum by-products, gasoline diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos-containing material, in any form, whether triable or non-triable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law; or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises, any other surrounding property. For purposes of this Lease, the term “Hazardous Materials” shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.
     25.3 Prohibition; Environmental Laws. Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises without, In each instance, obtaining Landlord’s prior written consent thereto. If Landlord’, in its sole discretion, consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant’s business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing. Any such usage and storage may only be to the extent of the quantities of Hazardous Materials as specified in the then-applicable HazMat Certificate as expressly approved by Landlord. In all events such usage and storage must at all times be in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the “Environmental Laws”) and in compliance with the reasonable recommendations of Landlord’s consultants Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s reasonable discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole discretion. Landlord shall have the right, in Landlord’s sole discretion, at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this section 25 or to determine if Hazardous Materials are present in, on or about the Premises, (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises, and (iv) to require Tenant to complete a survey of its use, storage and handling of Hazardous Materials in the Premises, using a form and following procedures designated by Landlord, in Landlord’s sole discretion (the “Survey”). Tenant shall reimburse Landlord for the cost of all such inspections, tests and investigations, and all costs associated with any Survey if it is determined that Tenant is not in compliance with its obligations under this section 25. If as a result of an inspection, test or Survey Landlord determines, in Landlord’s reasonable discretion, that Tenant should implement or perform safety, security or compliance measures, Tenant shall within thirty (30) days after written request by Landlord perform such measures, at Tenant’s sole cost and expense. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant Parties with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation relating thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.
     25.4 Tenant’s Environmental Obligations. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises; provided that Tenant has actual, implied or constructive knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials brought onto the Premises by Tenant arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant Parties such that the affected portions of the Premises and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same, and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, cleanup, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises after the satisfactory completion of such work. By way of clarification, in no event shall Tenant have any responsibility to remediate Hazardous Materials that (a) were pre-existing on the Premises prior to Tenant’s occupancy thereof, or (b) released, discharged or disposed of at the Premises or any adjacent premises by Landlord, its agent, employees or contractors or any other third party.
     25.5 Environmental Indemnity. In addition to Tenant’s other indemnity obligations under this Lease, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all loss, cost, damage, liability or expense (including, without limitation, diminution in value of any portion of the Premises, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Premises) arising at any time during or after the term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or Tenant Parties. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this section 25.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws. Notwithstanding the foregoing, in no event shall Tenant’s obligations under this section 25.5 create an obligation with respect to Hazardous Materials that (i) were pre-existing on the Premises prior to Tenant’s occupancy thereof, or (ii) released, discharged or disposed of at the Premises or any adjacent premises by Landlord, its agent, employees or contractors or any other third party.
     25.6 Survival. Tenant’s obligations and liabilities pursuant to the provisions of this section 25 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation, all Environmental Laws at the expiration or earlier termination of this Lease, then Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises in any manner whatsoever related to, directly or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of section 29 of this Lease.

26. Subordination.
     26.1 Effect of Subordination. This Lease, and any Option (as defined below) granted hereby, upon Landlord’s written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that Tenant shall have a received an executed commercially reasonable non-disturbance agreement from any ground lessor, mortgagee, trustor or other holder of a lien on the Premises. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title (except to the extent that such defaults continue after acquisition of title), (b) be liable for the breach of this Lease by any prior landlord (except to the extent that such breach is of a continuing nature and continues after the acquisition of title to the Premises by such party), (c) be subject to any offsets or defenses which Tenant may have against the prior landlord or (d) be liable to Tenant for the return of its security deposit (unless actually received thereby from Landlord).
     26.2 Execution of Documents. Tenant agrees to execute and acknowledge any documents Landlord reasonably requests Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder.
     26.3 Nondisturbance Agreement. Landlord has obtained a loan which is secured by a deed of trust encumbering all or part of the Project. Landlord shall use commercially reasonable efforts to obtain from Lender in favor of Tenant a commercially reasonable nondisturbance agreement (a “Nondisturbance Agreement”). Provided that Tenant accepts the form of Nondisturbance Agreement previously provided to Tenant by Landlord without modification (the “Standard Form”), Tenant shall not be obligated to pay to Landlord or Landlord’s lender any cost or expense in connection with the execution of the Nondisturbance Agreement. If Tenant requests changes to the Standard Form, Landlord shall not be obligated to incur any cost or expense to obtain the Nondisturbance Agreement, and any charges of Lender (including attorneys fees) shall be paid by Tenant. Tenant’s obligations under this Lease are not conditioned upon the Lender providing a Nondisturbance Agreement.
27.Options.
     27.1 Definition. As used in this Lease, the word “Option” has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease, (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises. Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect.
     27.2 Options Personal. Pursuant to Addendum section 10, Landlord has granted to Tenant two (2) consecutive live (5) year options to extend the term of this Lease. The first five (5) year extension option is hereinafter referred to as the “First Extension Option” and the second five (5) year extension option is hereinafter referred to as the “Second Extension Option”. The First Extension Option may be exercised by Tenant, any Affiliate (as defined in the Addendum to this Lease) or any other person or entity to whom Tenant assigns this Lease with Landlord’s approval in accordance with section 15. The Second Extension Option is personal to the original Tenant and any Affiliate to whom Tenant assigns its interest in this Lease (an “Assuming Affiliate”) and may be exercised only by the original Tenant or an Assuming Affiliate white occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant or an Assuming Affiliate, including, without limitation, any transferee approved by Landlord in section 15. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant or an Assuming Affiliate, a sublease exists as to twenty five percent (25%) or more of the leasable area of the Premises to a person or entity other than an Affiliate, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.
     27.3 Multiple Options. In the event that Tenant has multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.
     27.4 Effect of Default on Options. Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to section 16.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease beyond any applicable notice or cure periods. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of this section.
     27.5 Intentionally deleted.
     27.6 Guarantees. Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, Tenant’s right to exercise and the effectiveness of an Option is conditioned upon Landlord’s receipt from any prior tenant that has not been expressly released from liability under this Lease, and any guarantor of any obligation of Tenant under this Lease, of a written agreement reaffirming such person’s obligations under this Lease or the guaranty, as modified by Tenant’s exercise of the Option.
28. Landlord Reservations. Landlord shall have the right to change the name and address of the Building upon not less than ninety (90) days prior written notice.
29. Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord’s consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease, and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof, after the expiration of the term hereof without Landlord’s consent, Tenant shall, at Landlord’s option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of the Lease term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease term.

30. Landlord’s Access.
     30.1 Access. Landlord and Landlord’s agents, contractors and employees shall have the right to enter the Premises at reasonable times following reasonable notice (except in the case of emergencies where no advance notice shall be required) for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant’s property resulting from such access except to the extent caused by Landlord’s gross negligence or willful misconduct. Landlord may at any time place on or about the Building “for sale” signs and Landlord may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises “for lease” signs.
     30.2 Restrictions on Landlord’s Rights. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations caused by repairs, maintenance, additions, alterations, modifications or other changes to the Premises made by Landlord and shall coordinate and schedule all such activities with Tenant to ensure minimization of Interference with Tenant’s business operations.
31. Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties.
32. Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant., and do not increase Tenant’s obligations under this Lease or diminish Tenants rights under this Lease Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord’s request, and Tenant’s failure to do so shall constitute a material default by Tenant. The obstruction of Tenant’s view, air or light by any structure erected in the vicinity of the Premises, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.
33. Transportation Management. Tenant shall fully comply at Its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity to manage parking, transportation, air pollution or traffic In and around the Premises or the metropolitan area in which the Premises is located.
34. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.
35. Time of Essence. Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.
36. Definition of Additional Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent and late charges shall be deemed to be rent.
37. Incorporation of Prior Agreements. This Lease and the attachments listed in section 1.13 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord nor any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or concerning any other matter addressed by this Lease.
38. Amendments. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.
39. Notices. All notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service regular mail, (c) by U.S. Postal Service certified mail, return receipt requested, (d) by U.S. Postal Service Express Mail, Federal Express or other overnight courier, or (e) by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this section. The addresses set forth in section 1,14 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereinafter designate by written notice to Tenant. Any notice sent by regular mail or by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service. Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party’s address for notice purposes. if any notice is transmitted by facsimile transmission, the notice shall be deemed delivered upon telephone confirmation of receipt of the transmission thereof at the appropriate party’s address for notice purposes. A copy of all notices delivered to a party by facsimile transmission shall also be mailed to the party on the date the facsimile transmission is completed. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day. Nothing contained herein shall be construed to limit Landlord’s right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this section have been met.
40. Waivers. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives California Code of Civil Procedure section 1179 and Civil Code section 3275 which allow tenants to obtain relief from the forfeiture of a lease. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ Tenant’s right of occupancy of the Premises after any termination of this Lease.
41. Covenants. This Lease shall be construed as though Landlord’s covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

42. Binding Effect; Choice of Law. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Premises is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Premises is located.
43. Attorneys’ Fees. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred in good faith. Landlord and Tenant agree that attorneys’ fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.
44. Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction or going-out-of-business sale upon the Premises.
45. Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.
46. Quiet Possession. Subject to the other terms and conditions of this Lease, including, without limitation, Landlord’s rights and remedies in connection with a Tenant default, and the rights of any lender. Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.
47. Authority. If Tenant is a corporation, trust, limited liability company, limited liability partnership or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust, limited liability company, limited liability partnership or other partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.
48. Conflict. Except as otherwise provided herein to the contrary, any conflict between the printed provisions, exhibits, addenda or riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.
49. Multiple Parties. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with section 39 on one Tenant shall be deemed service of notice on all Tenants.
50. Interpretation. This Lease shall be interpreted as if it was prepared by both parties, and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease, the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.
51. Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.
52. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
53. Intentionally deleted.
54. Waiver of Jury Trial. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD’S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.
LANDLORD:
Nordhoff Industrial Complex, a California general partnership

By:	Katell Family Company, LLC, General Partner

	By:	/s/ Gerald Katell
Gerald Katell, Manager
TENANT*:
LuminentOIC Inc., a Delaware corporation

/s/ HANOCH ELDAR
HANOCH ELDAR
PRESIDENT
NEAR MARGALIT
SECRETARY

*	If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.